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Exhibit 3.73

[STAMP]

ARTICLES OF INCORPORATION
OF
MEDISCO PHARMACIES, INC.

I

        The name of the corporation is MEDISCO PHARMACIES, INC.

II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

        The name and address in the State of California of the Corporation's initial agent for service of process is:

G. Emmett Raitt, Jr.
1600 Dove Street, Suite 418
Newport Beach, CA 92660-2407

IV

        The corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 5,000,000.

V

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        IN WITNESS WHEREOF, the undersigned, who is the sole incorporator of this corporation, has executed these Articles of Incorporation on July 1, 1988.

/s/ G. EMMETT RAITT, JR. G. EMMETT RAITT, JR.

        I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ G. EMMETT RAITT, JR. G. EMMETT RAITT, JR.

[STAMP]

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

        The undersigned certify that:

  1.
  They are the Vice President and the Corporate Secretary, respectively, of Medisco Pharmacies, Inc., a California corporation.

  2.
  Article One of the Articles of Incorporation of this corporation is amended as follows:

"The name of the Corporation is NeighborCare—Medisco, Inc."

  3.
  The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

  4.
  The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is 418,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State off California that the matters set forth in this certificate are true and correct to our own knowledge.

Date:	November 24, 1998	/s/ JAMES V. MCKEON James V. McKeon, Vice President, Corporate Controller and Assistant Corporate Secretary
/s/ IRA C. GUBERNICK Ira C. Gubernick, Vice President, Office of the Chairman and Corporate Secretary

        [SEAL]

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  Exhibit 3.73
ARTICLES OF INCORPORATION OF MEDISCO PHARMACIES, INC.
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION